FOR IMMEDIATE RELEASE
February 1, 2008
CONTACT: Jerry L. Calvert
(864) 594-5690 (Work)

First National and Carolina National Merger Becomes Effective

SPARTANBURG, S.C., Feb. 1 /PRNewswire-FirstCall/ -- First National Bancshares, Inc. (Nasdaq: FNSC) (www.firstnational-online.com), the bank holding company for First National Bank of the South, announced today that the merger of First National and Carolina National Corporation (“Carolina National”) became effective January 31, 2008, in a cash and stock deal valued at approximately $54.1 million (the “Merger”).

As a result of the Merger, First National plans to open the four Carolina National Bank locations in Columbia as First National Bank of the South on February 19, 2008. This change will occur simultaneous with the merger of the wholly-owned bank subsidiaries of First National and Carolina National. Following the merger of the two banks in February, First National will operate the ninth-largest financial institution headquartered in the state of South Carolina with assets exceeding $800 million.

Jerry L. Calvert, First National’s President and CEO, said, “We are excited to join forces with Carolina National to create a premier community financial institution in our state. The closing of this merger is the next step in our plans to enhance our market presence in the Columbia area with the ultimate goal of increasing the value of our shareholders’ investment in our company.”

Roger L. Whaley, Carolina National’s President and CEO, said, “We want to thank the employees and members of the board of directors of Carolina National for the contributions they have made to the success of Carolina National over the past five years. We look forward to capitalizing on the opportunities presented by the combination of our two great companies.”

Mr. Calvert continued, “Over the past few months, teams from both First National and Carolina National have worked together to plan for this day. We are extremely focused on implementing the remainder of our integration plan while we continue to deliver exceptional service to our customers. On behalf of First National’s board of directors and employees, we welcome the employees, customers and shareholders of Carolina National to our First National family.”

Based on the number of shares of Carolina National common stock outstanding as of the date of the Merger, pursuant to the terms of the Agreement and Plan of Merger, dated August 26, 2007 (the “Merger Agreement”), Carolina National shareholders will receive aggregate consideration of 2,664,227 shares of First National common stock and approximately $16.8 million, with fractional shares paid in cash.

The stock portion of the deal represents 70% of the 2,593,023 shares of Carolina National common stock that were outstanding as of the close of business on January 31, 2008 times the conversion ratio in the Merger Agreement of 1.4678. The $16.8 million in cash and the 2.7 million new shares of First National common stock will be distributed to Carolina National shareholders once the cash and stock elections made by Carolina National shareholders are tabulated. The deadline for election forms to be returned is February 29, 2008.

The total consideration of approximately $54.1 million is based on the Final Buyer Stock Price of $12.85 per share as defined in Section 9.1(g) of the Merger Agreement and includes the cash-out or conversion value of Carolina National’s stock warrants and options, respectively.

Shareholders or brokers with questions about the election process should contact First National at 1-877-948-9001 during normal business hours.

COMPANY HIGHLIGHTS

First National Bancshares, Inc. is an $805.8-million asset bank holding company based in Spartanburg, South Carolina. Its common stock is traded on the NASDAQ Global Market under the symbol FNSC. It was incorporated in 1999 to conduct general banking business through its wholly-owned bank subsidiary, First National Bank of the South. As of January 31, 2008, it acquired 100% of the outstanding stock of Carolina National Bank and Trust Company in a merger with Carolina National Corporation.

First National Bank of the South provides a wide range of financial services to consumer and commercial customers through three operating divisions - the banking division, small business lending division, and the wholesale mortgage lending division. The banking division operates seven full-service branches, three in Spartanburg County operating as First National Bank of Spartanburg, and four operating as First National Bank of the South in Charleston, Mount Pleasant, Greenville and Greer. First National has also received approval from the Office of the Comptroller of the Currency to open its eighth full-service branch and York County market headquarters in the Fort Mill/Tega Cay community. First National also operates loan production offices in Daniel Island and Rock Hill, South Carolina.

First National Bank also operates a small business lending division under the name of First National Business Capital, and this division provides small business lending services to customers in the Carolinas and Georgia. First National Bank’s wholesale mortgage lending division provides services to community banks and mortgage brokers across the Southeast from its office on North Main Street in Greenville. In addition to these services, First National offers trust and investment management services to its customers through an alliance with Colonial Trust Company, which has offices in Spartanburg and Greenville. Additional information about First National is available online in the Investor Relations section of www.firstnational-online.com.

On February 19, 2008, the four Columbia full-service branches of Carolina National Bank and Trust Company will also begin operating as First National Bank of the South. The Office of the Comptroller of the Currency has approved the opening of the fifth full-service branch in the Columbia market which is currently under construction in Lexington, South Carolina.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements concerning our future growth, plans, objectives, expectations, performance, events and the like, as well as any other statements, including those regarding the merger, that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to the timing of completion of the merger, uncertainties associated with integration of operations and the cost of combining the banks, whether the transaction will be accretive to First National’s shareholders, business disruption following the merger including adverse effects on employees, the quality of Carolina National’s assets that First National will acquire, the ability of First National to retain customers of Carolina National following the merger, acceptance of First National’s products and services in the Columbia market, changes in worldwide and U.S. economic conditions, a downturn in the economy or real estate market, construction delays and greater than expected non-interest expenses or excessive loan losses and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see First National’s and Carolina National’s filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable though they are inherently uncertain and difficult to predict. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by either company or any person that the future events, plans, or expectations contemplated by either company will be achieved. First National and Carolina National do not intend to and assume no responsibility for updating or revising any forward-looking statement contained in this press release, whether as a result of new information, future events or otherwise.